CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation, in this Comcast Cable Communications, Inc. December 31, 1999 Form 10-K, of our report on Jones Intercable, Inc. and subsidiaries dated February 18, 2000. It should be noted that we have not audited any financial statements of Jones Intercable, Inc. and subsidiaries subsequent to December 31, 1999 or performed any audit prodecures subsequent to the date of our report.



                                               /s/ ARTHUR ANDERSEN LLP



Denver, Colorado
  March 14, 2000